Exhibit 21.1
Subsidiaries of Registrant

Subsidiary	State of Incorporation/Organization	Country	Assumed Name
500 Expressway Drive South LLC	Delaware	USA
Access Diabetic Supply, LLC	Florida	USA	AOM Healthcare Solutions
Access Respiratory Supply, Inc.	Florida	USA
AVID Medical, Inc.	Delaware	USA
Barista Acquisition I, LLC	Virginia	USA
Barista Acquisition II, LLC	Virginia	USA
Byram Holdings I, Inc.	New Jersey	USA
Byram Healthcare Centers, Inc.	New Jersey	USA
Clinical Care Services, L.L.C.	Utah	USA
Diabetes Specialty Center, L.L.C.	Utah	USA
GNB Associates, LLC	Virginia	USA
Key Diabetes Supply Co.	Michigan	USA	AOM Healthcare Solutions
MAI Acquisition Corp.	Delaware	USA
Medegen Newco, LLC	Delaware	USA
Medical Action Industries, Inc.	Delaware	USA
Medical Supply Group, Inc.	Virginia	USA
O&M Byram Holdings, GP	Delaware	USA
O&M Funding Corp.	Virginia	USA
O&M Halyard, Inc.	Virginia	USA
O&M Worldwide, LLC	Virginia	USA
OMSolutions International, Inc.	Virginia	USA
Owens & Minor Canada, Inc.	Virginia	USA
Owens & Minor Distribution, Inc.	Virginia	USA	OM Healthcare Logistics
Owens & Minor Global Resources, LLC	Virginia	USA
Owens & Minor Healthcare Supply, Inc.	Virginia	USA
Owens & Minor International Logistics, Inc.	Virginia	USA
Owens & Minor Medical, Inc.	Virginia	USA
Owens & Minor, Inc.	Virginia	USA
Owens & Minor, Inc. Executive Deferred Compensation Trust	Virginia	USA
ArcRoyal Holdings Unlimited Company	N/A	Ireland
ArcRoyal Unlimited Company	N/A	Ireland
AVS Health Espana SL	N/A	Spain
Healthcare Product Services Ltd.	N/A	United Kingdom
Healthcare Services Group Limited	N/A	United Kingdom
MIRA Medsource (Malaysia) SDN. BHD.	N/A	Malaysia
Mira MEDsource (Shanghai) Co., LTD	N/A	Shanghai
Mira MEDsource Holding Company Limited	N/A	Hong Kong
Movianto Belgium NV	N/A	Belgium
Movianto Ceska republika sro	N/A	Czech Republic
Movianto Deutschland GmbH	N/A	Germany
Movianto Espana SLU	N/A	Spain

Movianto France SAS	N/A	France
Movianto GmbH	N/A	Germany
Movianto Nordic ApS	N/A	Denmark
Movianto Polska SP ZOO	N/A	Poland
Movianto Portugal, Unipessoal LDA	N/A	Portugal
Movianto Schweiz GmbH	N/A	Switzerland
Movianto Slovensko sro	N/A	Slovak Republic
Movianto Transport Solutions Ltd.	N/A	United Kingdom
Movianto UK Ltd.	N/A	United Kingdom
Nalvest Limited	N/A	Jersey
O and M Halyard South Africa Pty Ltd	N/A	South Africa
O&M Halyard Australia PTY LTD	N/A	New South Wales
O&M Halyard Canada ULC	N/A	British Columbia
O&M Halyard Germany GmbH	N/A	Germany
O&M Halyard International Unlimited Company	N/A	Ireland
O&M Halyard UK Limited	N/A	United Kingdom
O&M Healthcare International Limited	N/A	Ireland
O&M Healthcare Italia S.R.L.	N/A	Italy
O&M-Movianto France Holdings S.A.S.	N/A	France
O&M-Movianto Nederland B.V.	N/A	Netherlands
O&M-Movianto UK Holdings Ltd.	N/A	United Kingdom
Owens & Minor Global Services Unlimited Company	N/A	Ireland
Owens & Minor International Limited	N/A	Ireland
Owens & Minor Ireland Unlimited Company	N/A	Ireland
Owens & Minor Jersey Holdings Limited	N/A	Jersey
Owens & Minor Jersey Unlimited	N/A	Jersey
Pharmacare Logistics Ltd.	N/A	United Kingdom
Rutherford Holdings C.V.	N/A	Netherlands